U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                 Date of Earliest Event Reported: July 26, 1999




                                  NEWGOLD, INC.
                                  -------------



  Delaware                           0-20722                     16-1400479
-------------                        -------                 -------------------
(State or Other               (Commission File No.)          (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                               35265 Willow Avenue
                               Post Office Box 230
                          Clarksburg, California 95612
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (916) 665-1840
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                           (Issuer's Telephone Number)






                     --------------------------------------
                   (Former Name, if changed since Last Report)




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
Item 1. Changes in Control of Registrant.

N/A

Item 2. Acquisition or Disposition of Assets.

N/A

Item 3. Bankruptcy or Receivership.

N/A

Item 4. Changes in Registrant's Certifying Accountants

N/A
Item 5. Other Events

         On July 26, 1999, Registrant announced the signing of a definitive agreement regarding a merger with Comercis, formerly Business Web, Inc. See attached Press Release.


Item 6. Resignation of Registrant's Directors

N/A

Item 7.  Financial Statements. Pro Forma Financial Information and Exhibits.

N/A

Item 8.  Change in Fiscal Year

N/A


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
FOR IMMEDIATE RELEASE


          Comercis and NewGold, Inc., Take Next Step in Merger Process

                   Companies Sign Definitive Merger Agreement

SOUTHLAKE, Texas, July 23, 1999 - Comercis, formerly Business Web, Inc., and NewGold, Inc., [NASDAQ OTC/BB: NGLD], today signed a definitive agreement to bring the companies' previously announced merger closer to completion.

The merger, which is now pending shareholder and regulatory approval, will result in Comercis being merged into NewGold, and the company will then be a true Internet company with a new stock name and symbol to represent the change. NewGold shareholders will have their shares reverse split, converting every 12 shares of NewGold stock into one share of the new company stock. Current shareholders of Comercis stock will then trade their shares for an equal number of new company shares. Upon the effective merger date -- after the reverse split and exchange of shares -- approximately 20 million shares of the new company stock will be outstanding. Additionally, the company will be officially changing its name to Comercis, and the stock will be trading under a new ticker symbol.

"Comercis is excited to move the merger to the next stage and one step closer to completion," said Chris Meux, president and CEO for Comercis. "We are confident that current shareholders in both companies will approve the merger and we look forward to generating positive returns on their investments."

With established industry partners such as Xoom, BellSouth, and Netopia, Comercis provides shareholders with a strong, growth oriented business, ideal for today's Internet and business economy, as well as rapid growth potential.


About Comercis

Comercis, based near Dallas, Texas, was founded as Business Web, Inc. in 1997 with the vision of becoming the world's first business-to-business cyber community management and development company. With Cybermovers.net, Comercis provides businesses with start-to-finish knowledge and understanding of how to design, create, host and develop entire Internet communities. Comercis' Cybermovers service is the preferred move-in service for Netopia's [NASDAQ:
NTPA] Virtual Office web site owners. The service is available where Virtual Office is featured on the Netscape [NYSE: AOL] Small Business Center at www.nvo.com, the Intuit [NASDAQ: INTU] Small Business Smart Buyers Guide at www.home.mynvo.com, as well as www.cybermovers.net. Additionally, the company is focusing its attention onto the business-to-business vertical trade communities. Further information is available at www.comercis.com, or toll free via phone at
(877) 424-9932.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some of the statements contained in this release are forward-looking in nature. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks and other related factors detailed in NewGold's filings with the Securities and Exchange Commission.

For More Information:

Jill Ballo
Imagio Public Relations
206-625-0252
jill@imagio.com

Judson Rogers
Comercis
817- 421-9770
jrogers@comercis.com

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

                                            NEWGOLD, INC.

Date:  July 27, 1999                        By:/s/Michael M. Kessler
                                               -----------------------
                                               Michael M. Kessler,
                                               Secretary, Corporate Counsel






























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